Strategic Environmental & Energy Resources, Inc. 8-K

Exhibit 99.1

Strategic Environmental & Energy Resources, Inc. Reports Third Quarter 2015 Results and Recent Developments

Management to host conference call at 4:30 p.m. Eastern Time on Monday, November 16, 2015

GOLDEN, Colo., Nov. 16, 2015 – Strategic Environmental & Energy Resources, Inc. ("SEER" or "Company") (OTCQB: SENR), an innovative environmental technology and services company, today announced its unaudited financial results for the third quarter ended September 30, 2015.

Recent Highlights

•	MV Technologies (MV) received a $1.0 million landfill gas application order for its large-capacity H2SPlus™ hydrogen sulfide removal system which is scheduled to be installed and operating during Q4 2015. Each $1M system is expected to generate approximately $150,000 to $300,000 annually in recurring media replacement revenues during its estimated 10+ year life.
•	MV’s proposal pipeline continues to be robust and is currently approximately $38M.
•	Paragon’s CoronaLux™ roll-out has accelerated across several geographic regions:
➢	A large CoronaLux L unit has been successfully installed in Southern California and operating under a conditional permit issued by SCAQMD. Upon receiving a final unrestricted permit, Paragon’s partner will be able to process a greater amount of waste and will initiate its roll-out plan of installing multiple units throughout California.
➢	Paragon has established a fully-paid-for inventory of three large units and three VOC destruction units. Paragon has received approximately $543,000 in non-refundable placement fees during the first nine months of 2015, which is treated as deferred revenue and amortized over the terms of the various agreements. This upfront fee arrangement frees up working capital and will enable accelerated market penetration with minimal capital needs.
➢	Paragon UK has placed its first CoronaLux L unit with an established medical waste treatment facility. Final regulatory approval is expected early next year and operations will then commence with plans to expand throughout the UK and Europe.
➢	Paragon’s partner in South Carolina has received and paid for its CoronaLux L unit. They are currently in the permitting process with DHEC with plans to expand throughout the state.
➢	The unit for Paragon China is being crated and prepared for shipment. This represents the first CoronaLux L unit in China and is expected to commence operations by Q2 2016. We anticipate multiple additional units to be placed throughout China in 2016.

Third Quarter 2015 Results

•	Q3 2015 revenues were $3.0 million compared to $4.9 million for third quarter 2014
•	Q3 revenues were $1.9 million in Industrial and Railcar Cleaning, $1.0 million in Environmental Solutions and $0.1 million in Solid Waste
•	Q3 2015 gross margins were 23% compared to 32% gross margins in Q3 2014.
•	Q3 operating expenses decreased to $3.6 million compared to $4.6 million in Q3 2014
•	Q3 adjusted EBITDA was ($0.4) million compared to $0.6 million for Q3 2014
•	Q3 net loss attributable to SEER was $(0.5) million compared to net income attributable to SEER of $0.4 million in Q3 2014
•	Cash and cash equivalents totaled $0.8 million as of September 30, 2015
•	The Company secured $1.0 million in convertible debt financing to fund its newly formed SEM and related acquisition opportunities.

“Our third quarter 2015 results were similar to second quarter 2015 as challenging conditions across the energy sector caused customers to both cut and/or delay required capital expenditure and maintenance in refineries and oil fields,” said Mr. Combs, the Company’s CEO.

“We have responded to these challenges by implementing cost-saving measures that will benefit the company in the fourth quarter and 2016. In addition, we have expanded our business development personnel to diversify our industrial cleaning customer concentrations while expanding into other large market segments outside of O&G. These initiatives are paying off and we expect a more robust fourth quarter in our service divisions as maintenance and tank cleaning that was deferred in this year is performed in 2016,” Combs added.

“We continue to allocate the necessary resources to bringing our disruptive waste management and destruction technologies to the domestic and international markets. We have made excellent progress in bringing to market the cleanest, safest and most cost effective waste destruction technology, the CoronaLux. We are also driving sustainable and recurring revenue growth across MV by addressing a major need for domestic and international landfill gas and recoverable methane markets. The operating leverage these businesses and technologies possess, coupled with the extremely large addressable markets and regulatory drivers, provide confidence that these divisions will provide meaningful value across the organization for the benefit of our shareholders.”

Business Update

Strategic Environmental Materials (SEM)

The Company has formed a new, wholly owned subsidiary, Strategic Environmental Materials (“SEM”), focused on sales and distribution of a broad range of chemical absorbent technologies to meet the growing demand for gas filtration systems across many of SEER’s subsidiaries, particularly MV Technologies’ increasing installed base of H2SPlus™ systems. The formation of SEM enables SEER and its subsidiaries to offer a broader range of gas scrubber technologies, expanding the range of cost-effective gas treatment solutions for its customers while significantly improving profit margins. SEM has already acquired certain assets, supporting new technology that is projected to generate significant and sustainable income over the next several quarters and beyond.

MV Technologies (MV)

MV, one of SEER’s two technology-based businesses, generated $1.0 million in revenues during the third quarter and $2.8 million during the first nine months of 2015. The company has an approximate $38M pipeline of proposals covering the US and abroad for its proprietary H2SPlus™ System which removes hydrogen sulfide (H2S) impurities from biogas generated in landfills, wastewater treatment facilities and agricultural digesters. The system addresses a critical need for operators to improve the efficiency of power generating operations from waste gas while meeting stringent emission standards. Not only are these large projects, but most are scalable and can be expanded to incorporate as many units as necessary.

MV has expanded its installed system base to nearly 60 sites nationwide and projects continued strong growth opportunity. Each unit utilizes proprietary MV’s Bioactive Media™ (BAM) to properly function and a typical $1 million unit will generate a recurring revenue of approximately $150,000 to $300,000 annually during its 10-year plus life cycle.

Paragon Waste Solutions - CoronaLux™

California: Paragon currently has a unit installed in Southern California and is currently operating under a conditional permit. The Company has submitted all documentation to the SCAQMD and is conducting extensive emission stack testing. It expects to receive the final (unrestricted) permit that will enable a significant increase in waste processed at this facility. Due to the successful results demonstrated by the Paragon system to date, the California Department of Public Health has identified Paragon’s California partner as the only California waste treatment facility that is approved to treat all types of medical waste, including pharmaceutical waste which no other facility can treat within that state. This designation is the first approval granted by California in over twelve years and paves the way for the Company to treat waste which has some of the highest associated costs. Plans are underway to provide additional systems to its California partner for deployment in both Southern and Northern California as soon as the unrestricted operating permit is obtained.

Other U.S. States: In addition to the ongoing regulatory work in South Carolina, preliminary regulatory and permit work is underway in several other states including Texas, Massachusetts, Florida and New York. Paragon is receiving numerous inquiries from entities representing diverse market applications throughout the United States and announcements will be forthcoming.

United Kingdom: Paragon is pleased to announce the full system delivery of its first large CoronaLux L unit in the UK that is to be placed at an established and operational medical waste treatment facility. To support broad based growth across the region, Paragon UK is working to secure permitting and installation in conjunction with one the largest European based engineering firms that covers all facets of waste resource management. The goal of this relationship is to eventually commercialize the technology throughout Europe.

China: Particle & Paragon Environmental Solutions, Inc. is the recently formed JV with a Chinese partner, a well-established and prominent industrial equipment manufacturer. The first customer installation is expected to occur early next year and operations are expected to commence shortly thereafter. The unit has been fully paid for. Additional unit placements are expected to occur during the first half of 2016. A Chinese IP firm was engaged earlier this year, and the CoronaLux™ patent has been filed in China. The Chinese partner has already identified two prospective customer sites.

Miscellaneous: Recent business developments also include the establishment of relationships with the U.S. Food & Drug Administration (in conjunction with our customers/partners) for the destruction of certain regulated products, as well as controlled substances from other government agencies. Customers and partners have also entered into discussions with several established environmental companies with no thermal destruction assets in the Western U.S. to use the Paragon system to destroy their waste rather than ship it to the Eastern U.S. All of these activities add to potential sales and opportunities. Of particular note from the South Carolina partner is the potential for expansion of the business to other higher value streams, including large scale pharmaceutical products destruction.

Patents: The CoronaLux™ patent has now been filed in several countries and we have received the first office communication from the USPTO on the second patent filing. Additional IP protection on heavy metal removal and other technology add-ons are also being prepared for filing to further expand and protect the Company’s valuable IP portfolio.

Conference Call

Management will host a conference call at 4:30 p.m. Eastern Time on Monday, November 16, 2015, to discuss the results with the investment community. Anyone interested in participating should call 1-888-600-4862 if calling within the United States or 1-913-312-1511 if calling internationally. You can also access the call via webcast at http://public.viavid.com/index.php?id=117221. A replay will be available until December 16, 2015 which can be accessed by dialing 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use passcode 2824578 to access the replay. The webcast will also be accessible at the Investor Relations section of the Company's corporate website at http://www.seer-corp.com.

Use of Non-GAAP Financial Information

The Company believes that the presentation of results excluding certain items in “Modified EBITDA,” such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Strategic Environmental & Energy Resources, Inc.

Strategic Environmental & Energy Resources, Inc. (SEER) is an innovative provider of environmental technologies and services focused on two things: 1) managing and minimizing solid waste and 2) capturing and conditioning gaseous waste for renewable energy or reuse. SEER’s overarching mission is to bring together and balance environmental interests and regulatory mandates with industry demands for profitability. SEER accomplishes this by offering efficient and practical economic environmental solutions to all types of industries. SEER operates across a broad base of diverse customers operating in multiple, large and growing industry verticals. The Company has commercialized several patented environmental clean technologies addressing established multibillion dollar sectors.  SEER operates through four wholly-owned operating subsidiaries: REGS, LLC, Tactical Cleaning Company, LLC, MV Technologies, LLC, Strategic Environmental Materials, LLC; and two majority-owned subsidiaries: Paragon Waste Solutions, LLC; and ReaCH4biogas ("Reach"). For more information about the Company please visit: www.seer-corp.com

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates," and other terms with similar meaning.  Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. Statements in this press release regarding future performance or fiscal projections, the cost effectiveness, impact and ability of the Company’s products to handle the future needs of customers are forward-looking statements. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Investor Contact

MZ Group

Derek Gradwell

Senior Vice President

512-270-6990

Company Contact

Strategic Environmental and Energy Solutions

J. John Combs III

Chief Executive Officer

720-460-3522

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended September 30,			For The Nine months ended September 30,
Revenue:	2015		2014	2015	2014
Products		$965,500	$1,192,900	$2,796,000	$2,774,400
Services		1,891,200	3,640,600	6,461,700	9,039,100
Solid waste		111,500	20,600	183,400	99,300
Total revenue		2,968,200	4,854,100	9,441,100	11,912,800

Operating expenses:
Products costs		674,600	902,000	1,929,300	2,029,600
Services costs		1,423,800	2,300,600	5,030,900	5,870,800
Solid waste costs		194,900	104,200	490,400	227,700
Selling, general and administrative expenses		1,354,400	1,265,600	4,106,100	4,237,200
Total operating expenses		3,647,700	4,572,400	11,556,700	12,365,300

Income (loss) from operations		(679,500)	281,700	(2,115,600)	(452,500)

Other income (expense):
Interest expense		(5,500)	(16,800)	(45,000)	(59,500)
Gain on debt settlements		42,400	—	42,400	24,400
Other		(1,900)	(1,200)	1,000	14,800
Total non-operating expense, net		35,000	(18,000)	(1,600)	(20,300)

Net income (loss)		(644,500)	263,700	(2,117,200)	(472,800)
Less: Net loss attributable to non-controlling interest		107,700	115,800	380,500	281,700
Net income (loss) attributable to SEER common stockholders		$(536,800)	$379,500	$(1,736,700)	$(191,100)

Net income (loss) per share, basic and diluted	$	.(01)	$.01	$(.04)	$(.01)

Weighted average shares outstanding – basic		52,362,015	52,116,247	52,304,573	50,850,983
Weighted average shares outstanding –diluted		52,362,015	56,553,634	52,304,573	50,850,983

See accompanying notes.

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
ASSETS	Unaudited	*
Current assets:
Cash	$204,600	$229,200
Cash – restricted	564,100	213,800
Accounts receivable, net of allowance for doubtful accounts
of $246,500 and $263,600, respectively	1,645,400	3,017,800
Costs and estimated earnings in excess billings on uncompleted contracts	419,500	61,100
Prepaid expenses and other current assets	324,900	202,500
Total current assets	3,158,500	3,724,400

Property and equipment, net	5,131,700	4,848,800
Intangible assets, net	370,200	371,400
Other assets	53,500	52,500
TOTAL ASSETS	$8,713,900	$8,997,100

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,530,200	$1,675,900
Accrued liabilities	874,700	925,700
Billings in excess of costs and estimated earnings on uncompleted contracts	401,500	308,500
Deferred revenue	1,127,100	456,600
Payroll taxes payable	964,800	947,700
Customer deposits	330,000	380,000
Current portion of notes payable and capital lease obligations	199,400	363,000
Notes payable - related parties, including accrued interest	31,800	73,800
Total current liabilities	5,459,500	5,131,200

Notes payable, convertible debt and capital lease obligations, net of current portion	1,118,800	60,900
Total liabilities	6,578,300	5,192,100

Commitments and contingencies

Stockholders’ Equity):
Preferred stock; $.001 par value; 5,000,000 shares authorized; -0- shares issued
Common stock; $.001 par value; 70,000,000 shares authorized; 52,362,015 and	52,400	51,700
51,726,316 shares issued and outstanding 2015 and 2014, respectively
Common stock subscribed	50,000	50,000
Additional paid-in capital	17,555,200	17,108,100
Stock subscription receivable	(25,000)	(25,000)
Accumulated deficit	(14,236,500)	(12,499,800)
Total stockholders’ equity	3,396,100	4,685,000
Non-controlling interest	(1,260,500)	(880,000)
Total equity	2,135,600	3,805,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,713,900	$8,997,100

*These numbers were derived from the audited financial statements for the year ended December 31, 2014. See accompanying notes

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.

RECONCILIATION OF GAAP NET LOSS TO MODIFIED EBITDA

(UNAUDITED)

	Three Month Ended		Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014
Net income (loss)	$(644,500)	$263,700	$(2,117,200)	$(472,700)
Noncontrolling interest	107,700	115,800	380,500	281,700
Net income (loss) applicable to SEER	(536,800)	379,500	(1,736,700)	(191,000)

Interest	5,500	16,800	45,000	59,500
Depreciation and Amortization	126,600	140,600	381,000	357,700

EBITDA, including noncontrolling interest	(404,700)	536,900	(1,310,700)	226,200

stock based compensation (option comp, warrant comp, stock issued for services)	27,500	75,000	175,800	760,000

Modified EBITDA, including noncontrolling interest	$(377,200)	$611,900	$(1,134,900)	$986,200

EBITDA, excluding noncontrolling interest	$(512,400)	$421,100	$(1,691,200)	$(55,500)

Modified EBITDA, excluding noncontrolling interest	$(484,900)	$496,100	$(1,515,400)	$704,500